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                                                                 EXHIBIT m(2)(b)


                                 AMENDMENT NO. 1
                          TO FIRST AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                                AIM ADVISOR FUNDS

                                (CLASS B SHARES)
                            (SECURITIZATION FEATURE)

The First Amended and Restated Master Distribution Plan (the "Plan"), effective as of September 11, 2000, pursuant to Rule 12b-1 of AIM Advisor Funds, a Delaware business trust, is hereby amended as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                           FIRST AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                                AIM ADVISOR FUNDS

                               (DISTRIBUTION FEE)

                                        MAXIMUM        MAXIMUM         MAXIMUM
                                      ASSET-BASED      SERVICE        AGGREGATE
          FUND                       SALES CHARGE        FEE             FEE
          ----                       ------------    ----------       ---------

AIM International Value Fund             0.75%           0.25%         1.00%

AIM Real Estate Fund                     0.75%           0.25%         1.00%"



All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:   September 10  , 2001
      -----------------
                                       AIM ADVISOR FUNDS
                                       (on behalf of its Class B Shares)


Attest:     /s/ P. Michelle Grace       By:     /s/ Robert H. Graham
         ----------------------------       --------------------------------
          Assistant Secretary                    President